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                                                                                                  EXHIBIT 21.1
                                FIRST BANKS, INC.

                                  SUBSIDIARIES


The following is a list of our subsidiaries and the jurisdiction of incorporation or organization:


                                                                                Jurisdiction of Incorporation
                          Name of Subsidiary                                           or Organization
                          ------------------                                           ---------------

The San Francisco Company                                                                 Delaware

         First Bank                                                                       Missouri

                  Adrian N. Baker & Company                                               Missouri

                  First Land Trustee Corp.                                                Missouri

                  First Bank Business Capital, Inc.                                       Missouri

                  Missouri Valley Partners, Inc.                                          Missouri

                  Universal Premium Acceptance Corporation                                Missouri

                           UPAC of California, Inc.                                      California

                  Small Business Loan Source LLC (1)                                       Nevada

                  Small Business Loan Source Funding Corporation                          Delaware
--------------------
(1) First Bank owned 51% of Small Business Loan Source LLC at December 31, 2006.

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